April 30, 2001


FRANKLIN INVESTORS SECURITIES TRUST
777 Mariners Island Blvd.
San Mateo, CA 94404


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("class") of Franklin Floating Rate Daily Access Fund (the "Fund"), a series of Franklin Investors Securities Trust (the "Trust"), as indicated in the chart below.


Fund and Class        #Shares         Price/Share       Total
---------------------------------------------------------------------
Franklin Floating       500,000          10.00          5,000,000
Rate Daily Access
Fund - Class A
---------------------------------------------------------------------
Franklin Floating       500,000          10.00          5,000,000
Rate Daily Access
Fund - Class B
---------------------------------------------------------------------
Franklin Floating       500,000          10.00          5,000,000
Rate Daily Access
Fund - Class C
---------------------------------------------------------------------
Franklin Floating       500,000          10.00          5,000,000
Rate Daily Access
Fund - Advisor
Class
---------------------------------------------------------------------
                       2,000,000                       20,000,000
Total
---------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.


      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.



Sincerely,

FRANKLIN RESOURCES, INC.


By:   /s/ Murray L. Simpson
      ------------------------
      Murray L. Simpson
      Executive Vice President